UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2025

REIN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12407 N. Mopac Expy., Suite 250, #390

Austin, Texas 78758

(Address of principal executive offices)

(737) 802-1989

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	RNTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pre-Paid Advance Agreement

As previously disclosed by Rein Therapeutics, Inc. (the “Company”, “we”, “us”) in a Current Report on Form 8-K filed on July 30, 2025, on July 29, 2025 (the “Effective Date”), we entered into a Pre-Paid Advance Agreement (the “PPA”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”). In accordance with the terms of the PPA, we may request pre-paid advances of up to $6.0 million from Yorkville (each, a “Pre-Paid Advance”) over a 12-month period, subject to certain limitations and conditions set forth in the PPA. Each Pre-Paid Advance will be purchased by Yorkville at 95% of the face amount of the Pre-Paid Advance. Each additional Pre-Paid Advance shall be subject to the consent of Yorkville. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate of 8%, subject to an increase to 18% upon events of default described in the Pre-Paid Advance Agreement. All Pre-Paid Advances are due and payable on the 12-month anniversary of their issuance.

At any time that there is an outstanding balance under any Pre-Paid Advances, Yorkville may provide written notice requiring us to issue and sell shares of our common stock to Yorkville, which shall be offset against and reduce the amounts outstanding under the Pre-Paid Advances. An initial Pre-Paid Advance of $1.0 million was purchased on the Effective Date by Yorkville, for net proceeds of $0.95 million. As of the date of this report, we have issued 479,036 shares of our common stock, at an average price per share of approximately $1.06, to Yorkville, which were offset against $500,000 of the outstanding initial Pre-Paid Advance.

Second Pre-Paid Advance

On September 8, 2025, and pursuant our request, Yorkville purchased a second Pre-Paid Advance of $1.0 million, for which we received net proceeds of $0.95 million.

The foregoing description of the PPA and the Pre-Paid Advances is not complete and is qualified in its entirety by reference to the PPA filed as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On September 8, 2025, we issued and sold a Pre-Paid Advance to Yorkville in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. There was no underwriter involved in the transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit 10.1	Pre-Paid Advance Agreement, dated as of July 29, 2025, between the Registrant and YA II PN, Ltd. (Incorporated by reference from Registrant’s Current Report on Form 8-K filed on July 30, 2025)

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIN THERAPEUTICS, INC.

Dated: September 9, 2025	/s/ Timothy M. Cunningham
Timothy M. Cunningham,
Chief Financial Officer